UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2024

AGILENT TECHNOLOGIES, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-15405	77-0518772
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5301 Stevens Creek Boulevard
Santa Clara, California		95051
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 800 227-9770

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 20, 2024, Michael McMullen, President and Chief Executive Officer (“CEO”) of Agilent Technologies, Inc. (the “Company” or “Agilent”), notified the Company that he will retire as President and CEO of the Company and as a member of the Company’s Board of Directors (“Board”) on May 1, 2024. From May 1, 2024 through October 31, 2024, Mr. McMullen is expected to continue his employment with the Company as a senior advisor.

(c) On February 20, 2024, the Board appointed Padraig McDonnell, age 52 and a Senior Vice President of the Company, as Chief Operating Officer (“COO”) and CEO-elect. Upon Mr. McMullen’s retirement, the Board intends to appoint Mr. McDonnell as CEO. The Company also intends to nominate Mr. McDonnell to the Board upon Mr. McMullen’s retirement. Since joining Agilent in 1998, Mr. McDonnell has served in a series of progressively more responsible general management positions and has served as Senior Vice President, Agilent and President of Agilent CrossLab Group since 2020.

In connection with Mr. McDonnell’s appointment as COO, the Compensation Committee of the Board of the Company (the “Committee”) approved the following changes to Mr. McDonnell’s compensation package, effective as of March 1, 2024: (i) an increase in Mr. McDonnell’s annual base salary to $900,000; (ii) an increase in Mr. McDonnell’s target award percentage under the Company’s Performance-Based Compensation Plan for Covered Employees to 100% of annual base salary and (iii) a grant of (x) an option to purchase shares of Company common stock valued at $400,000, (y) restricted stock units of the Company’s common stock in the target amount of $400,000 and (z) performance-based restricted stock units of the Company’s common stock in the target amount of $1,200,000. The stock option, restricted stock units and performance-based restricted stock unit award are subject to the standard terms and conditions of the Company’s forms of equity award agreements under Agilent’s 2018 Stock Plan, as amended. The performance-based restricted stock unit award will vest on October 31, 2026 with the actual payout ranging between 0% and 200% of the target based on the Company’s actual performance against performance goals established by the Committee for the three-year period ending on October 31, 2026. Mr. McDonnell has no family relationship with any directors or executive officers of the Company, nor are there any arrangements or understandings between Mr. McDonnell and any other persons pursuant to which he was selected as an officer of the Company. There are no related party transactions between Mr. McDonnell and the Company reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

The Company issued a press release on February 21, 2024 announcing Mr. McMullen’s plan of retirement and the appointment of Mr. McDonnell as COO and CEO-elect. A copy of the press release is attached as Exhibit 99.1 to this report and incorporated by reference herein.

Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits

The following is furnished as an exhibit to this report and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended:

Exhibit No.	Description
99.1	Press release dated February 21, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AGILENT TECHNOLOGIES, INC.

Date:	February 21, 2024	By:	/s/ P. Diana Chiu
		Name:	P. Diana Chiu
		Title:	Vice President, Interim General Counsel & Secretary